                               POWER OF ATTORNEY


     KNOW ALL BY THESE PRESENTS, that the undersigned, Director of CypressTree Senior Floating Rate Fund, Inc., does hereby constitute and appoint Alice T. Kane, John I. Fitzgerald, Nori Gabert and Todd Spillane, or any of them, the true and lawful attorneys-in-fact of the undersigned with respect to all matters arising in connection with Registration Statements of CypressTree Senior Floating Rate Fund, Inc. and any and all amendments (including post-effective amendments) thereto, in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state securities authorities. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 26/th/ day of January, 2001.



                                                   ------------- /s/ -----------
                                                   Ms. Alice T. Kane
                                                   Director